                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          NORTHERN TRUST CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

[LOGO OF NORTHERN TRUST APPEARS]


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                April 20, 1999

  The annual meeting of stockholders of Northern Trust Corporation will be held on Tuesday, April 20, 1999, at 10:30 a.m., Chicago time, at the office of the Corporation, northwest corner of LaSalle and Monroe Streets, Chicago.

  The purposes of the meeting are to:

    . Elect fourteen directors to hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified;

    . Approve the Northern Trust Corporation Management Performance Plan;
      and

    . Transact any other business that may properly come before the meeting.

  You may vote if you are a stockholder of record at 5 p.m., Chicago time, on March 1, 1999.

                                        ROSE A. ELLIS
                                        Secretary

March 15, 1999

                   IMPORTANT--PLEASE MAIL YOUR PROXY PROMPTLY
              In order that there may be proper representation at the meeting, we urge you to sign and return the enclosed proxy in the envelope provided. You may nevertheless vote in person if you do attend the meeting.

                          NORTHERN TRUST CORPORATION
                            50 South LaSalle Street
                            Chicago, Illinois 60675
                                March 15, 1999

                                PROXY STATEMENT

                                 INTRODUCTION

Our 1999 annual meeting of stockholders will be held on Tuesday, April 20, 1999 at 10:30 a.m., Chicago time, at the office of the Corporation located on the northwest corner of LaSalle and Monroe Streets in Chicago. We invite you to attend the annual meeting and vote your shares directly. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply sign, date and return the enclosed proxy card in the postage-paid envelope provided.

The Corporation's Board of Directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support on each proposal to be presented. This proxy statement provides you with information about each proposal and other matters that you may find useful in voting your shares. On March 15, 1999, we began mailing this proxy statement and the enclosed proxy card to all stockholders entitled to vote at the annual meeting. We are also sending with this proxy statement the Corporation's 1998 annual report to stockholders, which includes our financial statements.

                                    VOTING

Who May Vote

Record holders of the Corporation's common stock at the close of business on March 1, 1999 may vote at the annual meeting. On that date, the Corporation had 111,403,286 shares outstanding. The shares of common stock held in the Corporation's treasury will not be voted.

You are entitled to one vote for each share of common stock that you owned of record at the close of business on March 1, 1999. The enclosed proxy card indicates the number of shares you are entitled to vote at the annual meeting. You may vote cumulatively in the election of directors, a process described below under "Election of Directors."

How to Vote

You may vote your shares in either of two ways:

In Person--You may come to the annual meeting and vote your shares in person by obtaining and submitting a ballot which will be provided at the meeting.

By Proxy--You may vote your shares by signing, dating and returning the enclosed proxy card. If you properly complete your proxy card and return it to us in time to vote, the proxy holders named on the card will vote your shares in accordance with your instructions at the meeting. If you do not specify on your proxy card how you want to vote your shares, the proxy holders will vote your shares as recommended by the Board:

    .FOR the election of all fourteen nominees for director; and

    .FOR the Northern Trust Corporation Management Performance Plan.

You may revoke your proxy at any time before it is voted at the annual meeting by sending a written notice of revocation to the Secretary of the Corporation, submitting another proxy with a later date or by voting in person at the annual meeting.

Quorum and Vote Required for Approval

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if a majority of the shares of common stock is present in person or by proxy at the annual meeting. Abstentions will be counted as present for establishing a quorum. Since the only items scheduled for consideration at the annual meeting are items for which brokers have the authority to vote, it is not anticipated that there will be any broker non-votes. Inspectors of election appointed for the annual meeting will tabulate all votes cast in person or by proxy at the annual meeting.

Election of Directors. Fourteen directors will be elected at the annual meeting by a plurality of all the votes cast (i.e., the fourteen nominees for directors who receive the most votes will be elected). Abstentions will not be taken into account in determining the election of directors.

Approval of the Management Performance Plan. Approval of this proposal requires the affirmative vote of a majority of the shares present in person or by proxy at the annual meeting and entitled to vote. Abstentions will have the effect of negative votes.

Solicitation of Proxies

The Corporation will pay all costs of soliciting proxies. In addition to solicitation by mail, officers and employees of the Corporation may solicit proxies by telephone or facsimile or in person. The Corporation also has retained Kissel-Blake, a division of Shareholder Communications Corporation, to assist with the solicitation of proxies at a cost of approximately $12,500, plus reasonable out-of-pocket expenses.

                             ELECTION OF DIRECTORS

Fourteen directors will be elected at this year's annual meeting. Each nominee is currently serving as a director of the Corporation and of its principal subsidiary, The Northern Trust Company (the "Bank"), and has consented to serve for a new term. Detailed information with respect to each nominee is set forth on pages three through six.

Each nominee elected as a director will serve until the next annual meeting and until his or her successor has been elected and qualified. If any nominee is unable to serve as a director at the time of the annual meeting, your proxy may be voted for the election of another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the annual meeting.

     The enclosed proxy card provides instructions on how to vote "FOR" all nominees or to "WITHHOLD AUTHORITY" to vote for all or one or more nominees. You have cumulative voting rights in the election of directors, meaning that your total number of votes equals the number of your shares of common stock multiplied by fourteen, the number of directors to be elected. You may allocate these cumulative votes equally among the nominees or otherwise as you specify on the enclosed proxy card. Unless you choose a different allocation and so mark on your proxy card, it is expected that the proxy holders will allocate cumulative votes equally among all nominees for whom authority to vote has not been withheld. However, the proxy holders will have the discretion to allocate cumulative votes differently among those for whom authority to vote has not been withheld, so as to elect all or as many nominees as possible depending on the circumstances at the annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FORTHE ELECTION OF EACH NOMINEE.

                  INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

     The following information about the nominees for election to the Board of Directors of the Corporation at the 1999 annual meeting of stockholders is as of January 4, 1999.


                   DUANE L. BURNHAM, Director Since 1997, Age 56

                   Chairman, Abbott Laboratories since 1990, and Chief Executive Officer from that date through December, 1998 (Global diversified health care products and services company).

                   Mr. Burnham is a director of Abbott Laboratories and Sara Lee Corporation.

[PHOTO OF DUANE BURNHAM]


                   DOLORES E. CROSS, Director Since 1994, Age 61

                   President-elect, Morris Brown College, since October, 1998, and President effective June, 1999 (Educational institution); GE Fund Distinguished Professor, The Graduate School and University Center, The City University of New York, since July, 1998 (Educational institution); President, GE Fund from October, 1997 to June, 1998 (Corporate foundation with education, arts and public policy programs); President, Chicago State University from 1990 to September, 1997 (Educational institution).

[PHOTO OF DOLORES CROSS]

                   SUSAN CROWN, Director Since 1997, Age 40


                   Vice President, Henry Crown and Company since 1984 (Company with diversified manufacturing operations, real estate and securities).

[PHOTO OF SUSAN CROWN]

                   Ms. Crown is a director of Baxter International Inc. and Illinois Tool Works Inc. and a trustee of Yale University and Rush-Presbyterian-St. Luke's Medical Center in Chicago.

                   ROBERT S. HAMADA, Director Since 1988, Age 61


                   Dean and Edward Eagle Brown Distinguished Service Professor of Finance, Graduate School of Business, University of Chicago since July, 1993, and member of the Faculty since 1966 (Educational institution).

[PHOTO OF ROBERT HAMADA]

                   Mr. Hamada is a director of A. M. Castle & Co. and the Chicago Board of Trade.

                   BARRY G. HASTINGS, Director Since 1994, Age 51


                   President since October, 1995 and Chief Operating Officer since June, 1995 of the Corporation and the Bank and Vice Chairman from January, 1994 to June, 1995.

[PHOTO OF BARRY HASTINGS]

                   ROBERT A. HELMAN, Director Since 1986, Age 64


                   Partner, Mayer, Brown & Platt since 1967 (Law firm).

[PHOTO OF ROBERT HELMAN]

                   Mr. Helman is a director of Zenith Electronics
                   Corporation, Dreyer's Grand Ice Cream, Inc. and Brambles USA, Inc. and a Governor of the Chicago Stock Exchange.

                   ARTHUR L. KELLY, Director Since 1988, Age 61


                   Managing Partner, KEL Enterprises L.P. since 1982 (Holding and investment partnership).

[PHOTO OF ARTHUR KELLY]

                   Mr. Kelly is a director of Bayerische Motoren Werke (BMW) A.G., Deere & Company, Nalco Chemical Company, Snap-on Incorporated and Thyssen Industrie A.G.

                   FREDERICK A. KREHBIEL, Director Since 1988, Age 57


                   Chairman since November, 1993, and Chief Executive Officer since July, 1988, Molex Incorporated (Manufacturer of electrical/electronic interconnecting products and systems).

[PHOTO OF FREDERICK KREHBIEL]

                   Mr. Krehbiel is a director of Molex Incorporated, Tellabs, Inc., Nalco Chemical Company and DeVry Inc.

                   WILLIAM G. MITCHELL, Director Since 1975, Age 67


                   Retired Vice Chairman, Centel Corporation since 1987 (Telecommunications company).

[PHOTO OF WILLIAM MITCHELL]

                   Mr. Mitchell is a director of Peoples Energy Corporation and The Sherwin-Williams Co.

                   EDWARD J. MOONEY, Director Since 1996, Age 57


                   Chairman since July, 1994, Chief Executive Officer since April, 1994, and President since 1990, Nalco Chemical Company, Chief Operating Officer from 1992 to 1994 (Manufacturer of specialized service chemicals).

[PHOTO OF EDWARD MOONEY]

                   Mr. Mooney is a director of Nalco Chemical Company, FMC Corporation and Morton International, Inc.

                   WILLIAM A. OSBORN, Director Since 1994, Age 51


                   Chairman since October, 1995 and Chief Executive Officer since June, 1995 of the Corporation and the Bank, President from January, 1994 to October, 1995 and Chief Operating Officer from January, 1994 to June, 1995.

[PHOTO OF WILLIAM OSBORN]

                   HAROLD B. SMITH, Director Since 1974, Age 65


                   Chairman of the Executive Committee, Illinois Tool Works Inc. since 1982 (Manufacturer and marketer of engineered components and industrial systems and consumables).

[PHOTO OF HAROLD SMITH]

                   Mr. Smith is a director of Illinois Tool Works Inc. and W.
                   W. Grainger, Inc. and is a trustee of The Northwestern Mutual Life Insurance Company.

                   WILLIAM D. SMITHBURG, Director Since 1981, Age 60


                   Retired Chairman, President and Chief Executive Officer, The Quaker Oats Company since October, 1997 and, from 1981 until that date, Chief Executive Officer (Worldwide manufacturer and marketer of beverages and grain-based products).

[PHOTO OF WILLIAM SMITHBURG]

                   Mr. Smithburg is a director of Abbott Laboratories, Corning Incorporated and Prime Capital Corp.

                   BIDE L. THOMAS, Director Since 1984, Age 63


                   Retired President, Commonwealth Edison Company since December, 1992 (Company engaged in production, distribution and sale of electric energy).

[PHOTO OF BIDE THOMAS]

                   Mr. Thomas is a director of R. R. Donnelley & Sons Company and MYR Group Inc.

                  INFORMATION ABOUT THE BOARD AND COMMITTEES

Committees

    Audit Committee
    Members: Directors Kelly (Chairman), Burnham, Hamada, Mitchell and
    Thomas
    Number of Meetings in 1998: Four
    Functions:
           .Oversees internal controls, audit procedures and compliance program
           .Reviews the results of regulatory examinations
           .Reviews matters having a material effect upon the Corporation's financial operations
           .Recommends independent public accountants and oversees their activities

    Compensation and Benefits Committee
    Members: Directors Smithburg (Chairman), Burnham, Kelly, Mooney, Smith and Thomas
    Number of Meetings in 1998: Five
    Functions:
           .Reviews compensation policy and executive compensation levels .Recommends benefit and incentive plans, programs and payments .Has administrative authority for certain benefit and incentive plans and programs
           .Oversees management development and succession planning

    Corporate Governance Committee
    Members: Directors Krehbiel (Chairman), Burnham, Cross, Smith and
    Smithburg
    Number of Meetings in 1998: One
    Functions:
           .Recommends candidates for nomination to the Board
           .Recommends structure and membership of Board committees .Considers candidates for the Board recommended by stockholders

    This committee will consider a candidate for director proposed by a stockholder. The Corporation's By-laws provide that stockholders may make director nominations only if they give timely written notice, directed to the attention of the Secretary, not less than 90 days and not more than 120 days before the month and day that the Corporation held the prior year's annual meeting. The notice must contain the information required by the By-laws.

Other Committees

     The Corporation's Board of Directors has three other standing committees. The Business Strategy Committee reviews the policies, strategies and performance of the various business units of the Corporation. The Business Risk Committee reviews the risks inherent in extending credit, managing assets and liabilities, and providing fiduciary services and other related matters. The Executive Committee meets as required and may exercise the powers of the Board in the management of the business and affairs of the Corporation when the Board is not in session, subject to limitations imposed by law and the By-laws of the Corporation.

Board and Committee Meetings

     The Board of Directors held seven regular meetings during 1998. All persons who were directors during 1998 attended at least 75% of these meetings and meetings of committees on which they served.

Director Compensation

     Non-employee directors receive the following fees for their service on the Board:

        Annual Retainer..................................... $35,000
        For Each Committee Meeting Attended................. $ 1,000

     The Chairman of each committee other than the Executive Committee receives an additional annual retainer of $5,000. All non-employee directors are also eligible to receive a per diem fee of $1,000 when required to perform specific services on behalf of the Corporation. No payments were made for such services in 1998. Each non-employee director also received or will receive a grant of 500 shares of common stock on the date of each annual meeting of stockholders in the years 1997, 1998 and 1999 under the Northern Trust Corporation 1997 Stock Plan for Non-Employee Directors (the "1997 Director Stock Plan").

     Directors may elect to defer payment of their cash compensation and stock grants until termination of their services as directors under the terms of the 1997 Deferred Compensation Plan for Non-Employee Directors. Under that Plan, amounts deferred are paid into a stock unit account and converted into stock units representing shares of common stock. The value of each stock unit is based upon the market price of the stock at the end of the calendar quarter for which the cash compensation would have been paid. Deferred stock is converted into units on a share-for-share basis. Dividend equivalents on the stock units are paid quarterly to a cash account and accrue interest at an interest rate determined from time to time by the Compensation and Benefits Committee. Cash compensation deferrals in stock unit and cash accounts will be paid out in cash in a lump sum or in up to ten annual installments at the election of the director. Stock units representing deferred stock under the 1997 Director Stock Plan will be distributed only in stock.

     Directors who are also employees receive no compensation for serving on the Board or its committees other than their normal salary.

             ADDITIONAL INFORMATION ABOUT MANAGEMENT AND THE BOARD

Services Provided by the Corporation to Directors and Executive Officers

     Directors and executive officers of the Corporation, as well as members of their immediate families and their associates, were clients of and had transactions with the Corporation and its subsidiaries in the ordinary course of business during 1998. These transactions included loans; purchases, sales and placements of investment securities and other financial instruments; fiduciary transactions; deposits; and other purchase, sale and finance transactions. Similar transactions may occur in the ordinary course of business in the future. All loans were made on a non-preferential basis and did not involve more than the normal risk of collectibility or present other unfavorable features. Transactions in 1998 involving services provided by the Corporation to its directors and executive officers did not result in payments or fees that were material to the gross revenues of the Corporation.

Other Business Relationships

     In the ordinary course of business, the Corporation uses the products and services of organizations of which the Corporation's directors are directors or executive officers. Transactions in 1998 involving the purchase of products and services did not result in payments that were material to the gross revenues of the organization with which a director was associated. Mr. Helman, a director of the Corporation, is a partner in the law firm of Mayer, Brown & Platt, which renders legal services to the Corporation and its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's directors and executive officers, and beneficial holders of more than 10% of the Corporation's stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Corporation. Copies of these reports must also be provided to the Corporation.

     To the Corporation's knowledge, based solely on review of the copies of the reports provided to the Corporation and written representations that no other reports were required, all the Corporation's directors, executive officers and beneficial holders of more than 10% of the Corporation's stock made on a timely basis all filings required during 1998.

Compensation and Benefits Committee Interlocks and Insider Participation

     None of the members of the Compensation and Benefits Committee is or ever was an officer or employee of the Corporation or any of its subsidiaries. Members of the committee, as well as members of their immediate families and their associates, may have loans and other transactions with the Corporation and its subsidiaries. All loans were made on a non-preferential basis and did not involve more than the normal risk of collectibility or present other unfavorable terms.

     Sheila A. Penrose, President--Corporate and Institutional Services of the Corporation, is a director of Nalco Chemical Company, whose Chairman, Chief Executive Officer and President, Edward J. Mooney, is a director of the Corporation and a member of the Compensation and Benefits Committee.

                       SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the beneficial ownership of the Corporation's common stock for each director and director nominee, each executive officer named in the Summary Compensation Table elsewhere in this proxy statement and all directors and executive officers of the Corporation as a group.

                                                    Common Stock(1) Owned
                                                    as of January 4, 1999
                                               --------------------------------
   Name                                         No. of Shares  Percent of Class
  -----------------------------------------------------------------------------
   Duane L. Burnham..........................      1,000(2)           *
   Dolores E. Cross..........................      1,600(2)           *
   Susan Crown...............................      4,500              *
   Robert S. Hamada..........................      5,200              *
   Barry G. Hastings.........................    464,516(3)           *
   Robert A. Helman..........................      3,600(2)           *
   Arthur L. Kelly...........................     31,100(2)           *
   Frederick A. Krehbiel.....................     11,800              *
   William G. Mitchell.......................      8,200              *
   Edward J. Mooney..........................      1,900              *
   William A. Osborn.........................    469,818(3)           *
   Sheila A. Penrose.........................    148,323(3)(4)        *
   Harold B. Smith...........................  7,082,403(5)         6.36%
   William D. Smithburg......................      3,600(2)           *
   Mark Stevens..............................    211,126(3)           *
   Bide L. Thomas............................      4,200(2)           *
   Stephen B. Timbers........................     45,000(3)           *
   All directors and executive officers as a
    group....................................  9,765,159(3)(4)      8.77%

  ----------------------------------------------------------------------------
     *Less than one percent of the outstanding common stock.
   (1) The information contained in this table was furnished to the Corporation by the individuals named in the table and reflects the Securities and Exchange Commission's definition of beneficial ownership. Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and/or investment power (including shares as to which spouses and minor children of the individuals covered by this table have such power).
   (2) In addition to owning shares as set forth in this table, the following non-employee directors hold stock units under the 1997
  Deferred Compensation Plan for Non-Employee Directors, which includes amounts deferred under certain prior deferred compensation plans: Mr. Burnham, 2,178 stock units; Dr. Cross, 3,378 stock units; Mr. Helman,
  2,204 stock units; Mr. Kelly, 1,000 stock units; Mr. Smithburg, 21,143 stock units; and Mr. Thomas, 7,526 stock units.
   (3) Includes shares issuable pursuant to stock options exercisable within 60 days after January 4, 1999, as follows: Mr. Hastings, 216,450 shares; Mr. Osborn, 224,970 shares; Ms. Penrose, 79,664 shares; Mr.
  Stevens, 120,694 shares; Mr. Timbers, 25,000 shares; and all directors and executive officers as a group, 1,238,656 shares.
   (4) Includes 6,799 shares owned by a charitable foundation over which Ms. Penrose shares voting and investment power.
   (5) See note 2 on page 11.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table includes information concerning common stock ownership of stockholders who were the beneficial owners of more than 5% of the outstanding shares of the Corporation's common stock on January 4, 1999.

                                                                       Common Stock(1)
                                                                         Held as of
                  Name and Address                                     January 4, 1999
-----------------------------------------------------------------------------------------
                                                                       No. of    Percent
                                                                       Shares    of Class
-----------------------------------------------------------------------------------------

  Harold B. Smith.................................................  7,082,403(2)  6.36%
   3600 West Lake Avenue, Glenview, Illinois 60025-5811
  U.S. Trust Corporation..........................................  7,122,561(3)  6.40%
   114 West 47th Street, New York, New York 10036
-----------------------------------------------------------------------------------------

  (1) The information contained in this table was furnished to the Corporation by the persons named in the table and reflects the Securities and Exchange Commission's definition of beneficial ownership. The nature of beneficial ownership of the holdings shown in this table is set forth in notes 2 and 3 below.
  (2) Harold B. Smith serves as co-fiduciary and shares voting and investment power with various family members and the Bank with respect to 4,418,716 shares or 3.97% of the outstanding common stock. As co-trustee with the Bank and two individuals he shares voting and investment power for 2,582,028 shares or 2.32% of the outstanding common stock. With respect to 61,707 shares or .06% of the outstanding common stock, he serves as co-fiduciary and shares voting and investment power with other family members. Mr. Smith also has sole voting and investment power over 9,152 shares or .01% of the outstanding common stock held in a trust, and shared voting and investment power over 10,800 shares or .01% of the outstanding common stock as co-trustee of four additional trusts.
  (3) U.S. Trust Corporation holds 7,122,561 shares or 6.40% of the outstanding common stock, including 6,919,223 shares or 6.21% of the outstanding common stock held by U.S. Trust Company, N.A., a wholly owned subsidiary of U.S. Trust Corporation, in its capacity as Trustee of the Northern Trust Employee Stock Ownership Plan ("ESOP"). U.S. Trust Company, N.A. has no voting and investment power with respect to the 5,569,027 ESOP shares allocated to participant accounts and has shared voting and investment power with respect to the 1,350,196 unallocated ESOP shares. Participants in the ESOP are entitled to direct the Trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares and allocated shares for which no direction is received (together, "Undirected Shares") will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee's fiduciary responsibility. Under the ESOP, participants are "named fiduciaries" to the extent of their authority to direct the voting of shares allocated to their accounts and their proportionate share of Undirected Shares.


The Bank and its affiliates individually act as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own, hold or control through intermediaries in the aggregate 14,452,413 shares or 12.99% of the outstanding common stock over which the Bank and its affiliates have, directly or indirectly, sole or shared voting power and/or sole or shared investment power. No single trust or other fiduciary account holds a beneficial interest in excess of 5%. The Bank and its affiliates have sole voting power with respect to 4,010,154 shares or 3.60% of the outstanding common stock, and they share voting power with respect to 9,316,068 shares or 8.37% of the outstanding common stock. They have sole investment power with respect to 2,569,859 shares or 2.31% of the outstanding common stock, and they share investment power with respect to 9,639,484 shares or 8.66% of the outstanding common stock.

In addition, the Bank, as Trustee of The Northern Trust Company Thrift-Incentive Plan, holds in the Northern Trust Common Stock Fund of that Plan 3,815,887 shares or 3.43% of the outstanding common stock. The Bank has no voting or investment power with respect to these shares since sole voting and investment power for the shares is held by the 4,767 Northern Trust Common Stock Fund participants who are employees of the Corporation or its subsidiaries.

                            EXECUTIVE COMPENSATION

                  COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee (the "Committee"), which is comprised entirely of non-employee directors, is responsible for overseeing the Corporation's executive compensation program. Each year the Committee reviews the components of the Corporation's executive compensation program, comparing compensation levels to a peer group of financial services organizations that represent the Corporation's competition for executive talent. The organizations selected for comparison generally have one or more of the following characteristics: superior financial performance; lines of business similar to those of the Corporation; significant operations in the Corporation's principal geographic areas; and size, either overall or in particular lines of business, comparable to that of the Corporation. The Keefe, Bruyette & Woods 50 Bank Index, which is used in the Five-Year Cumulative Total Return table presented elsewhere in this proxy statement, includes all of the organizations in the peer group used for compensation comparison purposes.

The Committee reviews and approves the compensation of the Corporation's most highly compensated executives, including the executive officers named in the Summary Compensation Table. For other executives the Committee reviews overall compensation policies and payment levels. The Committee considers recommendations from the Corporation's Human Resources Department which works closely with outside consultants. In reviewing the compensation of executives other than the Chief Executive Officer, the Committee takes the Chief Executive Officer's counsel and recommendations into account.

The Committee also reviews the share ownership levels of executives, evaluating their current and potential holdings of the Corporation's common stock. Based upon its 1998 review the Committee believes that formal ownership requirements for executive officers are not necessary since these officers have existing equity holdings that are significant as a multiple of base salaries.

The Corporation's executive compensation program is designed to compensate executives at market competitive levels and to ensure the retention of executive talent. It links short-term and longer-term financial rewards to the Corporation's success by making a significant portion of the executives' rewards variable and dependent on corporate or business unit performance. The Committee believes that rewards to executives should increase if performance goals are achieved and correspondingly should decrease if goals are not achieved. The Corporation's executive compensation program places emphasis on equity incentives in order to closely align the executives' interests with those of the stockholders. The program is designed to reflect these compensation principles and has the following components: base salary, annual incentive cash award, performance shares and stock options. The Corporation also has made specific awards of restricted stock from time to time.

Base Salaries

The Committee generally determines base salaries and any adjustments to base salaries by evaluating the responsibilities of the current position and the individual's experience, performance, career progress and potential development. A review is also made of the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other financial services companies, to ensure that this component of compensation is competitive.

Adjustments in 1998 to the base salaries of the executive officers named in the Summary Compensation Table, including Mr. Osborn, reflect the factors referred to above. An important factor in the 1998 adjustments and salary level determination was the Committee's analysis of salary levels for comparable positions in peer group organizations. The Committee targeted the base salaries of these executive officers at approximately the median of salaries for similar positions in most of the companies used for comparison purposes, which required a significant adjustment for a number of individuals including Mr. Osborn. The base salary increase for Mr. Osborn, to $800,000 effective April 1, 1998, also reflected continued strong individual and corporate performance.

Annual Incentive Cash Awards

During 1998 the executive officers named in the Summary Compensation Table were eligible for annual incentive cash awards under the provisions of the 1998 Management Performance Plan. The Plan established a maximum award funding opportunity for each Plan participant, expressed as a percentage of the Corporation's 1998 consolidated net income. The maximum award funding opportunity for the Chairman and Chief Executive Officer was 0.6% of consolidated net income. For the President and Chief Operating Officer it was 0.4%, and for each of the other Plan participants it was 0.3%. Following completion of the fiscal year the Committee determined each participant's maximum award funding opportunity on the basis of the Corporation's 1998 consolidated net income, and approved the awards that are shown in the bonus column of the Summary Compensation Table. In determining the actual awards, the Committee used its discretion, as it had anticipated, to make awards below the maximum award funding opportunity. An individual participant's award was based on an evaluation of the executive's performance and contribution to the Corporation's record financial and operating achievements. The Committee moved to this methodology in 1998 in order to gain a year of experience with it, in the expectation that it would recommend to stockholders for their approval a similar plan for 1999 and subsequent years that would allow the Corporation to deduct all of the annual cash incentive payments to the Chief Executive Officer and the four other most highly compensated executive officers. See "Deductibility" below.

Mr. Osborn's 1998 cash incentive award was determined by the Committee in accordance with the Plan provisions noted above. In determining the award the Committee acknowledged Mr. Osborn's leadership and contributions during 1998, a year in which the Corporation exceeded its minimum goal for increasing earnings per share, exceeded its target range for return-on-equity and achieved a record productivity ratio.

Performance Shares

Performance share awards to executive officers have been determined generally on an annual basis under the performance share provisions of the Amended 1992 Incentive Stock Plan (the "1992 Plan"). For each year's award, the Committee's practice has been to set a three-year performance period followed by a three-year vesting period. The three-year performance period is intended to reflect a longer-term strategic business focus, and the three-year vesting period is designed to encourage the executives to remain with the Corporation. The Committee, at the beginning of the performance period, has established corporate return-on-equity performance goals for the period and performance share target awards for the participants. Awards made in 1998 for the 1998-2000 performance period provide for the crediting of a percentage of the target shares ranging from 50%, if a minimum return-on-equity performance goal is met, to 100% if a higher goal is met for that performance period. Individual performance share target awards are based on multiple-of-salary guidelines and competitive compensation data. The Committee also considers the number of performance shares and stock options previously granted to the individual. The 1998 awards for executive officers named in the Summary Compensation Table are shown in the table captioned "Long-Term Incentive Plans--Awards in Last Fiscal Year." If the executive leaves the Corporation prior to the completion of the performance period for reasons other than death, disability or retirement (in which cases the award amounts are prorated if the performance goals are subsequently achieved), the performance shares are forfeited.

Following the completion of each three-year performance period, the Committee determines the extent to which performance goals for that performance period have been achieved and authorizes the crediting of the appropriate number of performance shares to the participants' accounts. Typically, the shares are distributed to the participant on the third anniversary following the date on which the shares were credited to the participant's account, together with cash in an amount equal to the dividends declared on that number of shares during the three-year vesting period plus interest at an assumed rate on those dividends. If the executive leaves the Corporation prior to this distribution date for reasons other than death, disability or retirement, the performance shares and related cash balance are forfeited. In cases of death, disability or retirement during the three-year vesting period, the performance shares and related cash balance become distributable.

In February, 1998 the Committee applied the factors described above to set the performance share target award for the 1998-2000 performance period for Mr. Osborn. Mr. Osborn's target share award represents approximately 7.4% of the total of 296,000 performance shares awarded in 1998 for the 1998-2000 performance period.

Stock Options

The Committee generally determines stock option grants to executive officers on an annual basis under the provisions of the 1992 Plan. Option grants are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant and expire ten years after the date of the grant. This approach is designed to motivate the executive to contribute to the creation of stockholder value over the long term.

In approving individual awards, the Committee considers multiple-of-salary guidelines, incorporating both a current and projected option value to the recipient, and competitive compensation data. Awards are made within the context of providing an appropriate mix of cash and equity incentives and also take into consideration individual performance factors. The Committee also considers the number of performance shares and stock options previously granted to the individual. The grants to executive officers named in the Summary Compensation Table are shown in the table captioned "Option Grants in Last Fiscal Year."

In September, 1998, the Committee applied the factors described above in the option grant made to Mr. Osborn. His grant represents approximately 5.6 % of the total options to purchase 1,336,150 shares that were granted in 1998. Mr. Osborn currently holds options to purchase a total of 374,970 shares.

Restricted Stock Award

In February, 1998 the Committee approved a restricted stock award of 20,000 shares for Mr. Timbers. This award was made as part of the compensation package provided to Mr. Timbers upon his hiring as President--Northern Trust Global Investments, and is designed to provide an incentive for him to remain with the Corporation. The shares will vest and be distributed, together with dividends paid on the shares and interest at an assumed rate on those dividends, over a period ending in January, 2004.

Deductibility

Section 162(m) of the Internal Revenue Code (the "Code") provides that compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly compensated executive officers employed at year-end, other than compensation meeting the technical definition in the Code for "performance based compensation" or otherwise exempt from the provisions of Section 162(m), will not be deductible by a corporation for federal income tax purposes. In 1998 Section 162(m) affected only the cash compensation above $1,000,000 for those individuals whose cash compensation exceeded that amount, as shown in the Summary Compensation Table, and a portion of the January 3, 1994 stock award for Mr. Osborn for which restrictions began to lapse on December 15, 1998. All other compensation paid in 1998 to the named executive officers was deductible.

Based on its experience with the 1998 Management Performance Plan, the Committee has determined that it can implement an annual cash incentive program that both meets the Committee's objectives for this form of compensation and also qualifies the compensation as "performance based" under Section 162(m). The proposed Northern Trust Corporation Management Performance Plan, described in "Approval of the Northern Trust Corporation Management Performance Plan" below, is similar to the program used in 1998. It is designed to ensure that annual incentive cash awards made for 1999 and thereafter will qualify as performance based compensation under Section 162(m).

                                   * * * * *

Through the programs described above, a significant portion of the Corporation's executive compensation is linked directly to individual and corporate performance and stock price appreciation. In 1998 the five executive officers named in the Summary Compensation Table received over half of their compensation in the aggregate (consisting of the dollar amounts shown in the Table and the value realized on stock options exercised) in the form of performance based variable elements. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

    This report is submitted on behalf of the members of the Committee:

                        William D. Smithburg, Chairman
                               Duane L. Burnham
                                Arthur L. Kelly
                               Edward J. Mooney
                                Harold B. Smith
                                Bide L. Thomas

                           Summary Compensation Table

The following table sets forth compensation information for the years 1996 through 1998 with respect to the Corporation's Chief Executive Officer and the four other most highly compensated executive officers during 1998.


                            Annual Compensation      Long-Term Compensation
                            ------------------- --------------------------------

                                                             Awards     Payouts
                                                           (Securities  (Long-
                                                Restricted Underlying    Term     All Other
       Name and                                   Stock      Options   Incentive Compensation
  Principal Position   Year  Salary    Bonus    Awards(2)   Granted)   Plan)(3)      (4)
---------------------------------------------------------------------------------------------

  William A.
   Osborn              1998 $757,500 $1,200,000               75,000   $856,825    $134,218
   Chairman and        1997 $622,500 $1,000,000               75,000   $665,388    $102,913
   Chief
   Executive
   Officer             1996 $600,000 $  400,000               60,000   $697,567    $ 66,352
  Barry G.
   Hastings            1998 $575,000 $  750,000               50,000   $856,825    $101,882
   President and       1997 $493,750 $  625,000               50,000   $665,388    $ 81,628
   Chief               1996 $475,000 $  300,000               44,000   $697,567    $ 52,529
   Operating
   Officer
  Mark Stevens         1998 $443,750 $  500,000               35,000   $428,413    $ 78,626
   President--
   Personal            1997 $368,750 $  375,000 $1,132,500    30,000   $332,694    $ 60,963
   Financial
   Services            1996 $347,000 $  250,000               26,000   $261,587    $ 93,374
  Sheila A.
   Penrose             1998 $418,750 $  400,000               30,000   $357,011    $ 74,196
   President--
   Corporate           1997 $345,000 $  350,000 $1,132,500    30,000   $110,898    $ 57,036
   And                 1996 $322,500 $  200,000               26,000   $      0    $ 35,664
   Institutional
   Services
  Stephen B.
   Timbers(1)          1998 $362,340 $  500,000 $1,477,500    55,000               $      0
   President--
   Northern
   Trust Global
   Investments

Following are footnotes to the table on the preceding page:

 (1)Mr. Timbers joined the Corporation on February 23, 1998.

 (2)The market value of Mr. Timbers' restricted stock award is based on a price of $73.875 per share, the mean of the high and low sale prices of the common stock on February 23, 1998, the date of grant, as reported by The Nasdaq Stock Market. The restrictions on Mr. Timbers' stock award lapse beginning December 15, 2001, and the stock becomes fully vested and distributed over a period ending in January, 2004, subject to earlier vesting upon termination of his employment in certain circumstances. The total number of outstanding restricted stock awards for the named executive officers and their aggregate market value as of December 31, 1998 were: Mr. Osborn, 37,500 shares valued at $3,276,562; Mr. Hastings, 50,000 shares valued at $4,368,750; Mr. Stevens, 20,000 shares valued at $1,747,500; Mr. Timbers, 20,000 shares valued at $1,747,500; and Ms. Penrose, 20,000 shares valued at $1,747,500. These values are based on a price of $87.375 per share, the mean of the high and low sale prices of the common stock on December 31, 1998 as reported by The Nasdaq Stock Market. The restrictions on the stock awards to Mr. Osborn and Mr. Hastings, granted on January 3, 1994, lapse beginning December 15, 1998 for Mr. Osborn and January 15, 1999 for Mr. Hastings. These stock awards become fully vested and distributed over a period ending in January, 2003. The restrictions on the stock awards to Mr. Stevens and Ms. Penrose, granted on September 16, 1997, lapse beginning December 15, 2001 and the stock becomes fully vested and distributed over a period ending January 15, 2004. All stock awards are subject to earlier vesting in the event of a change in control of the Corporation, as defined in the 1992 Plan, or earlier prorated vesting upon a participant's death, normal retirement or disability, or as otherwise determined by the Compensation and Benefits Committee. Dividends are paid on restricted stock awards, adjusted by an interest factor, and distributed in cash to participants in accordance with the vesting schedules described above.

 (3)The values of the amounts shown were determined by multiplying the total number of shares earned and distributed by the mean of the high and low sale prices of the common stock on the dates of distribution as reported by The Nasdaq Stock Market and adding dividend equivalents and an interest factor.

 (4)The "All Other Compensation" category reflects contributions on behalf of the named executive officers to the Thrift-Incentive Plan and the Supplemental Thrift-Incentive Plan (collectively, "TIP") and allocations on behalf of the named executive officers under The Northern Trust Employee Stock Ownership Plan and the Supplemental Employee Stock Ownership Plan (collectively, "ESOP"), all of which are defined contribution plans. For the following executive officers, the 1998 TIP and ESOP amounts (in that order) were: Mr. Osborn, $30,300 and $103,918; Mr. Hastings, $23,000 and $78,882;
 Mr. Stevens, $17,750 and $60,876; and Ms. Penrose, $16,750 and $57,446. Mr.
 Timbers was not eligible to receive the employer matching contribution or share allocation from either plan during 1998. In the event of a change in control of the Corporation, participants become fully vested in all benefits payable under the ESOP and all benefits payable under the TIP that are in excess of applicable Internal Revenue Code limits.

                       Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to the stock options granted during 1998 to the executive officers named in the Summary Compensation Table. Using 0%, 5% and 10% in assumed rates of stock price appreciation (compounded annually) for the option term of ten years, the table also shows the potential realizable pre-tax value of the stock options. These assumed rates are used for illustrative purposes only, and are not intended to represent or predict future increases in the price of the Corporation's common stock.

                                                         Potential Realizable Value
                                                           at Assumed Annual Rates
                                                         of Stock Price Appreciation
                         Individual Grants             for Option Term of 10 years(2)
                ----------------------------------------------------------------------
                        Percent of
             Number of    Total
             Securities  Options
             Underlying Granted to
              Options   Employees  Exercise Expiration
    Name     Granted(1)  in 1998    Price      Date     0%        5%          10%
--------------------------------------------------------------------------------------

  William
  A.
  Osborn       75,000      5.6%    $69.1875  9/15/08   0     $  3,263,374 $  8,270,029
  Barry G.
   Hastings    50,000      3.7%    $69.1875  9/15/08   0     $  2,175,582 $  5,513,353
  Mark
   Stevens     35,000      2.6%    $69.1875  9/15/08   0     $  1,522,908 $  3,859,347
  Sheila
   A.
   Penrose     30,000      2.3%    $69.1875  9/15/08   0     $  1,305,349 $  3,308,012
  Stephen
   B.
   Timbers     30,000      2.3%    $69.1875  9/15/08   0     $  1,305,349 $  3,308,012
               25,000      1.9%    $ 73.875  2/23/08   0     $  1,161,490 $  2,943,443

--------------------------------------------------------------------------------

  (1) Options to Messrs. Osborn, Hastings, Stevens, Timbers and Ms. Penrose were granted on September 15, 1998 and first become exercisable September 15, 2000. Mr. Timbers was also granted an option for 25,000 shares at the start of his employment with the Corporation on February 23, 1998. This option first became exercisable on August 23, 1998 and continues to be exercisable for 90 days following termination of his employment in certain circumstances. In the event of a change in control of the Corporation, as defined in the 1992 Plan, all outstanding stock options become fully vested and exercisable.

  (2) No gain to the optionees is possible without an increase in the stock price, which will benefit all stockholders commensurately. The pre-tax gain to all stockholders after ten years, using as a base the $69.666 weighted average mean of the high and low sale prices of common stock as reported by The Nasdaq Stock Market on the respective option grant dates would be $0 for 0% appreciation, approximately $5 billion for 5% appreciation and approximately $12 billion for 10% appreciation.

   Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
                              Option Values

The following table sets forth the number of shares for which stock options were exercised during 1998, the actual as well as annualized pre-tax value realized, the number of shares for which options were outstanding and the pre-tax value of those options as of year-end.

                       Shares             Annualized    Number of Securities
                      Acquired   Value    Value Since  Underlying Unexercised     Value of Unexercised
                         on     Realized     Grant        Options at Fiscal       in-the-Money Options
  Name                Exercise    (1)       Date(2)          Year-End(3)        at Fiscal Year-End(3)(4)
---------------------------------------------------------------------------------------------------------
                                                      Exercisable Unexercisable Exercisable Unexercisable
                                       ------------------------------------------------------------------
  William A. Osborn     5,030  $  196,799  $ 39,774     224,970      150,000    $14,597,286  $3,670,313
  Barry G. Hastings         0  $        0  $      0     216,450      100,000    $14,390,042  $2,446,875
  Mark Stevens         16,306  $  976,561  $140,962     120,694       65,000    $ 7,914,497  $1,559,063
  Sheila A. Penrose    24,336  $1,439,141  $245,635      79,664       60,000    $ 4,950,098  $1,468,125
  Stephen B. Timbers        0  $        0  $      0      25,000       30,000    $   337,500  $  545,625

--------------------------------------------------------------------------------

 (1) Calculated on a pre-tax basis using the spread between the option exercise price and the mean of the high and low sale prices of the common stock on the date of exercise as reported by The Nasdaq Stock Market.

 (2) Amount of pre-tax value realized annualized over period between the date of grant and the date of exercise.

 (3) Amounts represent options granted since 1990 to Mr. Stevens; since 1989 to Messrs. Osborn and Hastings; since 1992 to Ms. Penrose; and since 1998 to Mr. Timbers.

 (4) Calculated on a pre-tax basis using the spread between the option exercise price and $87.375, which was the mean of the high and low sale prices of the common stock on December 31, 1998 as reported by The Nasdaq Stock Market.


                      Employment Security Agreements

Messrs. Osborn, Hastings, Stevens and Timbers and Ms. Penrose are parties to employment security agreements that provide lump sum cash payments equivalent to three years' salary and bonus (and payment of a pro-rata bonus for the year of termination, as well as continuation of medical, dental, life insurance and similar benefits for three years) upon the termination of employment either by the Corporation without good cause or by the executive with good reason, as defined in the agreements, within two years after a change in control of the Corporation, as defined in the agreements. The agreements also provide that the Corporation will reimburse the executives for any excise tax imposed on payments under the agreements as well as taxes imposed on such reimbursement amounts.

             Long-Term Incentive Plans--Awards in Last Fiscal Year

The following table sets forth the Performance Share target awards made under the 1992 Plan to the named executive officers during 1998 for the 1998-2000 performance period for Messrs. Osborn, Hastings, Stevens, and Ms. Penrose and for the 1996-1998, 1997-1999, and the 1998-2000 performance periods for Mr. Timbers.


                                        Number of                         Performance or
                                      Shares, Units                        Other Period
                                        or Other                          Unit Maturation
                     Name               Rights(1)                           or Payout(2)
-----------------------------------------------------------------------------------------
  William A. Osborn                   22,000 shares                           6 years
  Barry G. Hastings                   16,000 shares                           6 years
  Mark Stevens                        14,000 shares                           6 years
  Sheila A. Penrose                   14,000 shares                           6 years
  Stephen B. Timbers                  14,000 shares                           6 years
                                      10,000 shares                           5 years
                                       5,500 shares                           4 years

-------------------------------------------------------------------------

 (1) Awarded by the Compensation and Benefits Committee with established return-on-equity goals for the relevant performance period or periods. Mr. Timbers received an award for each of the performance periods then in progress upon commencement of his employment: 14,000 shares for 1998-2000, 10,000 shares for 1997-1999, and 5,500 for 1996-
 1998.

 (2) Shares are subject to the achievement of corporate performance goals over a three-year performance period and a subsequent three-year vesting period. A percentage of the target shares, ranging from 50% if the minimum goal is met to 100% if the higher goal is met, will be credited and then distributed once the vesting restrictions are satisfied. No shares will be distributed if the minimum performance goal is not met. In the event of a change in control of the Corporation, as defined in the 1992 Plan, all shares credited to participants' accounts and related cash balances become immediately distributable to participants; target award shares for performance periods in progress will be credited on a pro-rata basis of actual full months elapsed to the number of full months in the performance period and become distributable to participants. Upon termination of his employment in certain circumstances, Mr. Timbers will receive all shares credited to his accounts and related cash balances and a pro-rata portion (based on the number of actual full months elapsed to the number of full months in the performance period) of target award shares for performance periods then in progress if the performance goals for those periods are subsequently achieved. See "--Compensation and Benefits Committee Report--Performance Shares," above for a further description of the terms of the 1992 Plan.

                              Pension Plan Tables

The table below sets forth the estimated annual benefits payable upon retirement at age 65 under the Bank's Pension Plan (including amounts payable under the Bank's Supplemental Pension Plan) to persons in the remuneration and service classifications specified, using the formula in place prior to the Plan amendments described below.


                                  Pension Benefit
-------------------------------------------------------------------------------
                                     Years of Service at Retirement
Average Compensation  --------------------------------------------------------------
 In 5 Highest Years      10        15        20         25         30         35
------------------------------------------------------------------------------------
     $  500,000       $ 120,000 $180,000 $  240,000 $  265,000 $  290,000 $  315,000

        750,000         180,000  270,000    360,000    397,500    435,000    472,500

      1,000,000         240,000  360,000    480,000    530,000    580,000    630,000

      1,250,000         300,000  450,000    600,000    662,500    725,000    787,500

      1,500,000         360,000  540,000    720,000    795,000    870,000    945,000

      1,750,000         420,000  630,000    840,000    927,500  1,015,000  1,102,500

      2,000,000         480,000  720,000    960,000  1,060,000  1,160,000  1,260,000

      2,250,000         540,000  810,000  1,080,000  1,192,500  1,305,000  1,417,500

      2,500,000         600,000  900,000  1,200,000  1,325,000  1,450,000  1,575,000

      2,750,000         660,000  990,000  1,320,000  1,457,500  1,595,000  1,732,500


Compensation covered by the Pension Plan includes salaries, before tax deposits made by a participant to the TIP, shift differential pay, overtime pay and awards under the Management or Annual Performance Plan (or predecessor plans), as applicable. The average covered compensation for the highest five consecutive years is used in the pension calculation.

The above pension benefits, which are shown as if paid in the form of a straight life annuity, will be reduced by .39% of the average Social Security taxable wage base for the individual ("Social Security Covered Compensation Offset"), which varies by year of birth, for each year of service up to 35 years. For participants hired after 1988 the percentage is .50%. In the event of a change in control of the Corporation, as defined in the Supplemental Pension Plan, participants become fully vested in all benefits payable under the Supplemental Pension Plan.

The Bank's Pension Plan and Supplemental Pension Plan were amended to change the formula used to calculate retirement benefits beginning January 1, 1996. The new formula will generally result in lower retirement benefits, due principally to a change to a uniform accrual rate (1.8% per year of credited service), a cap on credited service (at 35 years), adoption of a uniform Social Security Covered Compensation Offset (.50%) and the elimination of special subsidies applicable to surviving spouse benefits and early retirement benefits. However, all participants employed on December 31, 1995 will continue accruing benefits under the prior formula, as set forth in the Pension Plan table above, through December 31, 2000. At termination or retirement they will be entitled to receive the greater of the minimum benefit accrued through December 31, 2000 (or termination date if earlier) under the prior formula or the benefit calculated under the new formula. All participants employed after December 31, 1995 will accrue benefits under the new formula as set forth in the Pension Plan table below. The pension benefits presented below are shown as if paid in the form of a straight life annuity and will be reduced by .50% of the average Social Security taxable wage base for the individual for each year of service up to 35 years.



                          Pension Benefit (New Formula)
-------------------------------------------------------------------------------

                                     Years of Service at Retirement
Average Compensation  ------------------------------------------------------------
 In 5 Highest Years      10       15       20        25         30         35
----------------------------------------------------------------------------------
     $  500,000       $ 90,000 $135,000 $180,000 $  225,000 $  270,000 $  315,000

        750,000        135,000  202,500  270,000    337,500    405,000    472,500

      1,000,000        180,000  270,000  360,000    450,000    540,000    630,000

      1,250,000        225,000  337,500  450,000    562,500    675,000    787,500

      1,500,000        270,000  405,000  540,000    675,000    810,000    945,000

      1,750,000        315,000  472,500  630,000    787,500    945,000  1,102,500

      2,000,000        360,000  540,000  720,000    900,000  1,080,000  1,260,000

      2,250,000        405,000  607,500  810,000  1,012,500  1,215,000  1,417,500

      2,500,000        450,000  675,000  900,000  1,125,000  1,350,000  1,575,000

      2,750,000        495,000  742,500  990,000  1,237,500  1,485,000  1,732,500


Credited years of service under the Bank's Pension Plan for the executive officers named in the Summary Compensation Table are as follows: William A. Osborn--28 years, Barry G. Hastings--24 years, Mark Stevens--19 years, Sheila
A. Penrose--21 years, and Stephen B. Timbers--0 years. In addition to pension benefits, retiree health benefits are available to these individuals upon retirement if the length of service and other eligibility requirements described in the Retiree Medical Care Plan have been met. Mr. Timbers is also entitled to $10,000 a year for three years to purchase medical insurance coverage upon termination of his employment in certain circumstances.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
       AMONG NORTHERN TRUST CORPORATION COMMON STOCK, S&P 500 INDEX AND
                  KEEFE, BRUYETTE & WOODS (KBW) 50 BANK INDEX

                     Total Return Assumes $100 Invested on
                January 1, 1994 with Reinvestment of Dividends

                       Five-Year Cumulative Total Return

                           Northern Trust   S&P 500   KBW 50 Bank
                1993             100          100         100
                1994              90          101          95
                1995             148          139         152
                1996             196          171         215
                1997             383          228         314
                1998             485          294         340

For the five-year period ended December 31, 1998, the Corporation's total return to stockholders was 385% compared with 194% for the S&P 500 Index and 240% for the KBW 50 Bank Index. During the same period, the Corporation's common stock market capitalization increased $7,599,000,000 or 360% from $2,111,400,000 to $9,710,400,000, reflecting both an increase in the stock price and a greater number of shares outstanding. The Corporation's net income increased in 1998 for the eleventh consecutive year and increased 111% over the last five years, from $167.9 million in 1993 to $353.9 million in 1998. In terms of total return to stockholders for the fiscal year ended December 31, 1998, the Corporation ranked eleventh out of the fifty banking institutions comprising the KBW 50 Bank Index.

                  APPROVAL OF THE NORTHERN TRUST CORPORATION
                          MANAGEMENT PERFORMANCE PLAN

The Corporation's Board of Directors has unanimously adopted, on the recommendation of the Compensation and Benefits Committee (the "Committee") and subject to stockholder approval, the Northern Trust Corporation Management Performance Plan (the "Plan"). A copy of the Plan is set forth as Exhibit A to this proxy statement. Stockholders are encouraged to review the Plan carefully. The following summary is qualified in its entirety by reference to the full text of the Plan.

The principal purpose of the Plan is to promote the achievement of superior financial and operating performance of the Corporation and its subsidiaries through the awarding of annual cash incentive payments to certain key senior officers of the Corporation. Stockholders are being asked to approve the Plan to ensure that compensation paid under the Plan will qualify as "performance based" compensation under Section 162(m) of the Code and thus be fully deductible by the Corporation for federal income tax purposes. As described above under "Executive Compensation--Compensation and Benefits Committee Report," Section 162(m) and the regulations adopted thereunder generally preclude a publicly traded company from taking a tax deduction for compensation in excess of $1 million paid to the company's chief executive officer or any of the company's four next highest paid executive officers, subject to several exceptions, including an exception for "performance based" compensation that meets the following requirements: (a) the compensation must be payable solely on account of the attainment of one or more pre-established performance goals, (b) the performance goals must be established by a compensation committee comprised solely of two or more outside directors, (c) the "material terms of the performance goals" must be disclosed to and approved by stockholders before any compensation is paid, and (d) the compensation committee must certify in writing that the performance goals have been satisfied before any compensation is paid. Stockholder approval of the Plan will constitute approval of the "material terms of the performance goals" under the Plan within the meaning of the regulations adopted under Section 162(m). If the Plan is approved by stockholders, it will be effective beginning with fiscal year 1999 and will remain in effect thereafter until terminated by the Board. If the Plan is not approved by stockholders, no compensation will be paid under the Plan.

The Plan will be administered by the Committee. The Committee is authorized to select Plan participants and determine final award amounts to be paid to participants for each fiscal year in which the Plan is in effect. The Committee is authorized, subject to the express provisions of the Plan, to interpret the Plan and establish such rules and regulations and make such determinations as it deems necessary or advisable for the proper administration of the Plan. All determinations made by the Committee will be binding and conclusive on all participants in the Plan.

The participants in the Plan in any given fiscal year will be determined by the Committee, in its sole discretion, within the first 90 days of such fiscal year. The Committee's determinations may vary from year to year and may include any key officer of the Corporation at or above the level of an executive vice president. It is expected that the Chairman and Chief Executive Officer of the Corporation and the four other executive officers who received the highest annual compensation during the prior fiscal year will participate in the Plan. For fiscal year 1999, the Committee has determined that eight of the 10 eligible key senior officers of the Corporation will participate in the Plan.

The performance objective under the Plan upon which awards, if any, will be based is the Corporation's consolidated net income for a given fiscal year. The Plan establishes a maximum award funding opportunity for each category of Plan participants, expressed as a percentage of the

Corporation's consolidated net income for the applicable fiscal year: the Chairman and Chief Executive Officer--0.6%; the President and Chief Operating Officer--0.4%; and each other Plan participant--0.3%. Within the first 90 days following completion of a fiscal year, the Committee will determine each participant's maximum award funding opportunity solely on the basis of the Corporation's consolidated net income for that fiscal year, and then approve each participant's actual award for that fiscal year. In approving actual awards, the Committee has the discretion to limit or reduce a participant's award below the maximum award funding opportunity based on individual and corporate performance factors. The Committee expects to exercise that discretion and so does not anticipate that the maximum award funding opportunity will be paid to any participant. The Plan prohibits the Committee from increasing an award above the maximum award funding opportunity.

Awards, if any, payable under the Plan for fiscal year 1999 and future fiscal years cannot presently be determined because they will depend on the Corporation's consolidated net income performance in those years and any exercise of discretion by the Committee to limit or reduce a participant's award. For fiscal year 1998, the Corporation had in effect a plan substantially similar to the Plan in all material respects, including the payment of awards based on the Corporation's consolidated net income, as described above under "Executive Compensation--Compensation and Benefits Committee Report." As a result, the awards received by the named executive officers under the 1998 plan, as set forth opposite their names in the bonus column of the Summary Compensation Table on page 16, would have been the awards received under the Plan if the Plan had been in effect for fiscal year 1998.

The Board of Directors may at any time amend or terminate the Plan without the consent of participants (except with respect to outstanding awards), and without the approval of the stockholders of the Corporation.

Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of the common stock present in person or represented by proxy and entitled to vote at the annual meeting.

THE BOARD OF DIRECTORS OF NORTHERN TRUST CORPORATION UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE NORTHERN TRUST CORPORATION MANAGEMENT PERFORMANCE PLAN.

                        INDEPENDENT PUBLIC ACCOUNTANTS

Arthur Andersen LLP served as the Corporation's independent public accountants during 1998. The appointment of auditors is approved annually by the Board of Directors. The decision of the Board of Directors is based on the recommendation of the Audit Committee. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. For the year 1999, the Board of Directors has authorized the engagement of Arthur Andersen LLP as its auditors.

Representatives of Arthur Andersen LLP will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions raised by stockholders at the meeting.

                                 OTHER BUSINESS

The Board of Directors knows of no business which will be presented at the 1999 annual meeting other than that described above. The Corporation's By-laws provide that stockholders may bring matters before an annual meeting only if they give timely written notice of the matter to be brought not less than 90 days and not more than 120 days before the month and day that the Corporation held the prior year's annual meeting. The notice must be directed to the attention of the Secretary and contain the information required by the By-laws. No such notice with respect to the 1999 annual meeting was received during the relevant period, December 22, 1998 through January 21, 1999. However, if any matter properly comes before the annual meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

Any stockholder proposals for the 2000 annual meeting must be received by the Corporation, directed to the attention of the Secretary, no later than November 16, 1999 in order to be eligible for inclusion in the Corporation's proxy statement and form of proxy for that meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission and the By-laws of the Corporation.

Also, under the Corporation's By-laws, other proposals that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting if they are received by the Corporation in the form of a written notice, directed to the attention of the Secretary, not earlier than December 22, 1999 and not later than January 21, 2000. The notice must contain the information required by the By-laws.

                                           By order of the Board of Directors,

                                           Rose A. Ellis
                                           Secretary

Chicago, Illinois
March 15, 1999

                                   Exhibit A

                          NORTHERN TRUST CORPORATION
                          MANAGEMENT PERFORMANCE PLAN

I.Purposes of Plan

    The purposes of the Northern Trust Corporation Management Performance Plan (the "Plan") are to (i) promote the achievement of superior financial and operating performance of Northern Trust Corporation and its subsidiaries (the "Corporation"), and to further the objective of delivering unrivaled service quality to clients through the awarding of annual cash incentives to participants in the Plan ("Participants"),
    (ii) reward Participants who make significant contributions to the Corporation's success, enabling them to share in this success, (iii) provide the Corporation a means to attract, motivate and retain certain key senior officers and (iv) qualify any compensation paid under the Plan for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent deemed appropriate by the Compensation and Benefits Committee (the "Committee") of the Board of Directors (the "Board") of the Corporation.

II.Administration

    The Plan shall be administered by the Committee. The Committee shall have authority for selecting Participants and determining final award amounts to be paid to Participants. Subject to the express provisions of the Plan, the Committee shall be authorized to interpret the Plan and to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable for the proper administration of the Plan. The determinations of the Committee in the proper administration of the Plan shall be conclusive and binding.

III.Term

    The Plan shall be effective as of January 1, 1999 (the "Effective Date"), subject to approval by the Corporation's shareholders at the 1999 annual meeting of Stockholders. The Plan shall remain in effect until terminated by the Board.

IV.Eligibility and Participation

    Eligibility to participate in the Plan shall be limited to any key officer of the Corporation at or above the level of an executive vice president. Participants in the Plan shall be selected annually by the Committee from those key senior officers eligible to participate in the Plan.

V.Performance Objective

    The Plan's performance objective (the "Performance Objective") shall be established with reference to the Corporation's consolidated net income as determined in accordance with generally accepted accounting principles.

VI.Maximum Award Funding Opportunity

    The maximum award funding opportunity in any fiscal year (the "Funding Opportunity") for the Chairman and Chief Executive Officer, if a Participant for such fiscal year, shall be 0.6% of the Corporation's consolidated net income for that fiscal year. The Funding Opportunity for the President and Chief Operating Officer, if a Participant for such fiscal year, shall be 0.4% of the Corporation's consolidated net income for that fiscal year. The Funding Opportunity for any other Participant shall be 0.3% of the Corporation's consolidated net income for that fiscal year.

VII. Award Determination

    As soon as practicable (but in no event later than 90 days) following completion of a fiscal year, the Committee shall (i) determine each Participant's Funding Opportunity for that fiscal year solely on the basis of the Performance Objective and (ii) approve each Participant's actual award for that fiscal year on a discretionary basis as provided below. The Committee shall have the right to limit or reduce a Participant's actual award in any fiscal year below the Funding Opportunity in its sole discretion based on an assessment of individual contribution, performance relative to performance expectations, competitive levels of compensation and corporate performance, but it shall not increase a Participant's award in any fiscal year above the Funding Opportunity.

VIII. Payment of Awards

    Awards for a fiscal year will be paid in cash (or deferred at the election of a Participant as provided in Section IX (b) below) as soon as practicable following the Committee's determination of awards for that fiscal year.

IX. Other Provisions

    The following miscellaneous provisions are applicable to the Plan:

    (a) Awards paid under the provisions of the Plan are considered pensionable earnings when paid.

    (b) Awards under the Plan may be deferred into the Northern Trust Corporation Deferred Compensation Plan. Deferred amounts will be considered pensionable earnings under the provisions of the Supplemental Pension Plan.

    (c) Termination of employment of a Participant during the Plan year, either voluntarily, or involuntarily with cause for reasons other than death, disability, or retirement, shall result in immediate exclusion from the Plan.

    (d) Except in the event of the death of a Participant, the rights and interests of a Participant under the Plan shall not be assigned, encumbered, or transferred.

    (e) Each Participant shall designate a beneficiary (the "Designated Beneficiary") to receive the award, if any, allocated to a Participant, in the event of such Participant's death. If no Designated Beneficiary survives the Participant, it shall be the surviving spouse of the Participant or, if there is no surviving spouse, it shall be the Participant's estate.

    (f) No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan, nor any action taken thereunder, shall be construed as giving the Participant or other person any right to be retained in the employ of the Corporation.

    (g) The Corporation shall have the right to deduct from all payments made under the Plan any taxes required by law to be withheld with respect to such payment.

    (h) All questions pertaining to the validity, construction and administration of the Plan and any award hereunder shall be determined in conformity with the laws of the State of Illinois.

    (i) The Board, in its sole discretion, may modify or amend any or all of the Plan at any time and, without notice, may suspend or terminate the Plan entirely. However, no such modification or amendment may, without the consent of the Participant, reduce the right of a Participant to a payment or distribution to which the Participant is entitled by reason of an outstanding award.

    (j) All obligations of the Corporation under the Plan with respect to awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Corporation.

                           [LOGO FOR RECYCLED PAPER]
                                Printed on Recycled paper.

PROXY CARD                                                            PROXY CARD
                           NORTHERN TRUST CORPORATION
                         PROXY FOR ANNUAL MEETING 1999
                   Proxy Solicited by the Board of Directors

  The undersigned hereby appoints Frederick A. Krehbiel, William G. Mitchell and William D. Smithburg, or any of them, with the power of substitution, attorneys and proxies for the undersigned to vote at the annual meeting of stockholders of Northern Trust Corporation on April 20, 1999, or any adjournment of such meeting, all shares of Common Stock which the undersigned is entitled to vote on the Proposals more fully described in the Proxy Statement for the meeting, in the manner specified, and on any other business properly coming before the meeting.

           You are encouraged to specify your choice on each Proposal by marking the appropriate space (SEE REVERSE SIDE), but you need not mark any space if you wish to vote in accordance with the recommendations of the Board of Directors. The above proxies cannot vote your shares unless you sign, date and return this card.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                          NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]

1. Election of 14 Directors. Nominees: Duane L. Burnham, Dolores E. Cross, Su-san Crown, Robert S. Hamada, Barry G. Hastings, Robert A. Helman, Arthur L. Kelly, Frederick A. Krehbiel, William G. Mitchell, Edward J. Mooney, William
   A. Osborn, Harold B. Smith, William D. Smithburg, Bide L. Thomas

   For All [_]   Witheld All [_]   For All Except As Noted [_]



   -----------------------------------------------------------------------------
   (Except nominee(s) written above.)

2. Approval of the Northern Trust Corporation Management Performance Plan

   For [_]   Against [_]   Abstain [_]

  In their sole discretion, the Proxies are authorized to vote as they shall determine on such other matters as may properly come before the meeting.

 This proxy when properly executed will be voted in the manner directed here-in. If no direction is made, this proxy will be voted FOR the election of all nominees for Director, cumulatively for some if the above proxies shall so de-termine at their sole discretion, and FOR Proposal 2.



                                                  Dated _________________, 1999


                                          Signature(s) ________________________


                                          -------------------------------------
                                          Please sign exactly as name appears
                                          hereon. Joint owners should each sign.
                                          When signing as an attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If a
                                          corporation or partnership, sign in
                                          name of entity by authorized person.


                            * Please detach here *


                       [N0RTHERN TRUST CORPORATION LOGO]

PROXY CARD                                                            PROXY CARD
                           NORTHERN TRUST CORPORATION
                         PROXY FOR ANNUAL MEETING 1999
    Voting Direction Solicited by the Trustee of the Northern Trust Employee
                              Stock Ownership Plan

  The undersigned hereby directs U.S. Trust Company, N.A., Trustee of the Northern Trust Employee Stock Ownership Plan ("ESOP"), to vote at the annual meeting of stockholders of Northern Trust Corporation on April 20, 1999, or any adjournment of such meeting, all shares of Common Stock that have been allocated to the account of the undersigned on the Proposals more fully described in the Proxy Statement for the meeting, in the manner specified, and on any other business properly coming before the meeting.

           You are encouraged to specify your choice on each Proposal by marking the appropriate space. SEE REVERSE SIDE.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE





   NOTICE TO PARTICIPANTS IN THE NORTHERN TRUST EMPLOYEE STOCK OWNERSHIP PLAN

    Dear Plan Participant:
      Enclosed with this notice is a Proxy Statement of the Northern Trust Corporation (the "Corporation"), describing the annual meeting of stockholders to be held on April 20, 1999. The annual meeting of stockholders will be for the purpose of electing fourteen directors and the approval of the Northern Trust Corporation Management Performance Plan. Directors and officers of the Corporation will be present at the annual meeting to respond to any questions that the stockholders may have regarding the business to be transacted. The Proxy Statement has been prepared by the Board of Directors of the Corporation, in connection with the business to be transacted at the annual meeting.

    Directions to the Trustee
      Only U.S. Trust Company, N.A., as trustee (the "Trustee") of the Northern Trust Employee Stock Ownership Plan (the "ESOP"), can vote the shares of the Corporation stock ("Shares") held by the ESOP. However, under the terms of the ESOP, you, as a participant in the ESOP, are entitled to instruct the Trustee how the Shares allocated to your account under the ESOP are to be voted. Unallocated Shares and allocated Shares for which no direction is received (together, "Undirected Shares") will be voted by the Trustee in the same proportion that the allocated Shares were voted, unless inconsistent with the Trustee's fiduciary responsibility. Thus, through your instructions, you will be exercising power and control as a named fiduciary of the ESOP not only over the Shares allocated to your account, but also with respect to the Undirected Shares.

      Enclosed with this notice is a confidential voting instruction card which is provided to you for the purpose of instructing the Trustee how to vote the Shares concerning the election of directors and the approval of the Northern Trust Corporation Management Performance Plan, which are described in the enclosed Proxy Statement. Your interest in these matters is very important. Please take the time to complete the instruction card and return it in the enclosed envelope provided to you. The Trustee will vote your Shares in accordance with the instructions you provide on the voting instruction card received by the Trustee on or before April 16, 1999, unless the Trustee determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

    Confidentiality and Instructions
      How you vote will not be revealed, directly or indirectly, to any officer, to any other employee, or any director of the Corporation or to anyone else, except as otherwise required by law. You should, therefore, feel completely free to instruct the Trustee to vote Shares in the manner you think best.

    Voting Deadline
      Because of the time required to tabulate voting instructions from participants before the annual meeting, the Trustee must establish a cut-off date for receiving your instruction card. The cut-off date established by the Trustee is 5:00 P.M. Eastern Time April 16, 1999. The Trustee cannot insure that instruction cards received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and return your instruction card on or before April 16, 1999, in the envelope provided for your convenience. If the Trustee does not receive timely instructions from you, the Trustee will vote your Shares in proportion to the voting instructions received from all ESOP participants.

      If you are a direct stockholder of Northern Trust Corporation, you will receive under separate cover, proxy solicitation materials, including a proxy card. This card CANNOT be used to direct the voting of Shares held by the ESOP.

    Further Information

      If you have questions regarding the information provided to you, you may contact the Trustee at the following toll-free number between 11:00 A.M. and 7:00 P.M. Eastern Time, Monday through Friday at 1-800-535-3093.

      Your ability to instruct the Trustee how to vote your ESOP
    Shares is an important part of your rights as an ESOP participant. Please consider the enclosed material carefully and then furnish your voting instructions promptly.

    March 15, 1999
                                U.S. Trust Company, N.A.
                                as Trustee of the
                                NORTHERN TRUST
                                EMPLOYEE STOCK OWNERSHIP PLAN

                          NORTHERN TRUST CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [x]




1. Election of 14 Directors. Nominees: Duane L. Burnham, Dolores E. Cross, Su-san Crown, Robert S. Hamada, Barry G. Hastings, Robert A. Helman, Arthur L. Kelly, Frederick A. Krehbiel, William G. Mitchell, Edward J. Mooney, William
   A. Osborn, Harold B. Smith, William D. Smithburg, Bide L. Thomas

   For All [_]   Witheld All [_]   For All Except As Noted ]_]


   -----------------------------------------------------------------------------
   (Except nominee(s) written above.)

2. Approval of the Northern Trust Corporation Management Performance Plan

   For [_]   Against [_]   Abstain [_]

  In its sole discretion, the Trustee is authorized to vote as it shall deter-mine on such other matters as may properly come before the meeting.

  Listed on this card is the number of shares of Common Stock allocated to your account. You may direct the Trustee of the ESOP to vote all such shares at the annual meeting. Please express your choice on each Proposal, date and sign be-low, and mail this card in the envelope provided.

  Unallocated shares and allocated shares for which no direction is received (together, Undirected Shares) will be voted by the Trustee in the same propor-tion that the allocated shares are voted, unless inconsistent with the Trust-ee's fiduciary responsibility. Under the ESOP, Participants are "named fiducia-ries" to the extent of their authority to direct the voting of shares allocated to their accounts and their proportionate share of Undirected Shares.


                                           Dated _______________________,1999


                                Signature(s) ________________________________


                                ---------------------------------------------
                                Direction to U.S. Trust Company, N.A., as
                                Trustee of the Northern Trust Em-ployee Stock Ownership Plan, to vote all shares for which I am entitled to give voting direction.

                                Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.




                            * Please detach here *

                       [NORTHERN TRUST CORPORATION LOGO}

PROXY CARD                                                            PROXY CARD

                           NORTHERN TRUST CORPORATION
                         PROXY FOR ANNUAL MEETING 1999
     Voting Direction Solicited by the Trustee of the Thrift-Incentive Plan

  The undersigned hereby directs The Northern Trust Company, Trustee of the Thrift-Incentive Plan, to vote at the annual meeting of stockholders of Northern Trust Corporation on April 20, 1999, or any adjournment of such meeting, all shares of Common Stock for which the undersigned is entitled to give voting direction on the Proposals more fully described in the Proxy Statement for the meeting, in the manner specified, and on any other business properly coming before the meeting.

           You are encouraged to specify your choice on each Proposal by marking the appropriate space. SEE REVERSE SIDE.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                          NORTHERN TRUST CORPORATION

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. Election of 14 Directors. Nominees: Duane L. Burnham, Dolores E. Cross, Susan Crown, Robert S. Hamada, Barry G. Hastings, Robert A. Helman, Arthur
   L. Kelly, Frederick A. Krehbiel, William G. Mitchell, Edward J. Mooney, William A. Osborn, Harold B. Smith, William D. Smithburg, Bide L. Thomas

    For All [_]   Withheld All [_]   For All Except As Noted  [_]


   -----------------------------------------------------------------------------
   (Except nominee(s) written above.)


2. Approval of the Northern Trust Corporation Management Performance Plan

   For [_]    Against [_]    Abstain [_]


  In its sole discretion, the Trustee is authorized to vote as it shall deter-mine on such other matters as may properly come before the meeting.

  Listed on this card is the number of shares of Common Stock which you are en-titled to vote. You may direct the Trustee of the Thrift-Incentive Plan to vote all of the shares for which you are entitled to direct the voting at the annual meeting. Please express your choice on each Proposal, date and sign below, and mail this card in the envelope provided.


                                                     Dated ________________,1999

                                     Signature(s) _____________________________


                                     ------------------------------------------
                                     Direction to The Northern Trust Company, as
                                     Trustee of the Thrift-Incentive Plan, to vote my share participation.

                                     Please sign exactly as name appears hereon.
                                     When signing as an attorney, executor,
                                     administrator, trustee or guardian, please give full title as such.




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